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                                                                   EXHIBIT 10.20

                          STRATEGIC ALLIANCE AGREEMENT
                          ----------------------------

This STRATEGIC ALLIANCE AGREEMENT (this "Agreement"), is entered into by and between Excalibur Industries, Inc., hereinafter called "Excalibur" and Born, Inc. hereinafter called "Born." Excalibur and Born shall be sometimes hereinafter referred to individually as a "party" and collectively as the "parties."

                              W I T N E S S E T H:

WHEREAS, Born has been involved in the design, manufacture, and supply of direct fired heater technology to the oil and gas, petro-chemical and power markets;

WHEREAS, Excalibur, through its operating subsidiaries, has capabilities for high quality steel fabrication, piping and vessel fabrication with ASME code welding, and precision CNC machining;

WHEREAS, Born desires to purchase goods and services from Excalibur;

WHEREAS, in this regard, Excalibur and Born have discussed Excalibur dedicating personnel, equipment, and shop space at Excalibur facilities in order to prioritize the manufacturing and service needs of Born;

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the conditions and promises that follow, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties agree as follows:


         1.       TERMINATION DATE. October 14, 2005.

         2. TERM. The term of this Agreement ("Term") shall commence on the date of execution hereof, and shall terminate on the Termination Date, unless earlier terminated as set forth in this Agreement. This agreement may be renewed with revisions mutually agreed to by both parties.

         3. PRIORITY CUSTOMER STATUS. Excalibur hereby designates Born as a priority status customer and agrees to make its "best-efforts" to meet Born's production requirements.

         4. DEDICATED FACILITIES. Excalibur agrees to dedicate at least 35,000 square feet of shop space for the timely manufacture of Born products through Excalibur Services and its other Excalibur affiliates.

         5. CONTRACT VOLUME. Born estimates to provide a minimum of twelve million ($12,000,000) in contract volume over the agreement period to Excalibur for goods and services.

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         6.       JOINT MARKETING ALLIANCE. Excalibur and Born agree to combine efforts in cooperative marketing to produce and develop sales programs to acquire additional customers and market share.

         7. ENGINEERING SERVICES. It is anticipated that Excalibur will desire to utilize engineering services from Born from time to time.

         8.       INDEMNITY.

                  a. Born shall indemnify, defend, and hold harmless Excalibur, and its officers, directors, managers, members, agents, employees, parents, subsidiaries, and its and their respective affiliates (collectively, the "Excalibur Indemnified Parties") from and against any and all claims or costs suffered by the Excalibur Indemnified Parties (or any of them) arising out of or related to: (i) any injury to or death of persons or damage to property, as well as any and all claims whatsoever by any third parties, arising out of, related to, caused by, or happening in connection with Born's business or operations or the performance of its obligations hereunder (including, without limitation, any and all claims regarding defects in Born's products or materials, or the failure of same to comply with applicable law, unless covered by separate specific contracts between Born and Excalibur) unless and to the extent that the same is caused by Excalibur's gross negligence or willful misconduct; and (iii) any Event of Default by Born with respect to any of its obligations under this Agreement.

                  b. Excalibur shall indemnify, defend, and hold harmless Born, and its officers, directors, managers, members, agents, employees, parents, subsidiaries, and its and their respective affiliates (collectively, the "Born Indemnified Parties") from and against any and all Claims or Costs suffered by the Born Indemnified Parties (or any of them) arising out of or related to: (i) any injury to or death of persons or damage to property, as well as any and all claims whatsoever by any third parties, arising out of, related to, caused by, or happening in connection with Excalibur's business or operations or the performance of its obligations hereunder or under any Subcontract (including, without limitation, any and all claims regarding defects in Excalibur's manufacturing or production processes, or its products or materials, or the failure of same to comply with applicable law, unless covered by separate specific contracts between Born and Excalibur) unless and to the extent that the same is caused by Born's gross negligence or willful misconduct; and (iii) any Event of Default by Excalibur with respect to any of its obligations under this Agreement.

         9. ASSIGNMENT. The rights and obligations of either party under this Agreement may not be assigned, subcontracted, or delegated without the prior written consent of the other Party, and no delegation of obligations hereunder shall be effective unless the Person assuming the obligations agrees in writing to be bound by the terms and conditions hereof. Subject to the immediately preceding sentence, all covenants, terms, conditions, and provisions of this Agreement shall be binding upon the Parties hereto and shall extend to and be binding upon the successors and permitted assigns of the Parties hereto

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         10.      NOTICE. Any notice which may or shall be given under the terms of this Agreement shall be in writing and shall be either delivered by hand or sent by United States Registered or Certified Mail, postage prepaid, if for Excalibur: Excalibur Industries, Inc.; 16825 Northchase Drive, Suite 630, Houston, Texas, 77060 or if for Born, to: Born, Inc.;408 North Boston Avenue, Tulsa Oklahoma 74103. Such addresses may be changed from time to time by either party by giving notice as provided above. Notice shall be deemed given when delivered (if delivered by hand) or when postmarked (if sent by mail).

         11.      MISCELLANEOUS.

         (a) CHOICE OF LAW; VENUE. This Agreement shall be governed by, and construed, enforced, and performed in accordance with the internal, local laws of the State of Oklahoma, without regard to its principles on conflicts of law which would select another law. The parties further agree that the State and Federal Courts of Tulsa, Tulsa County, Oklahoma shall have exclusive jurisdiction and venue to here and resolve any and all claims, causes of action, and disputes arising out of or relating to this Agreement, or the enforcement or interpretation hereof.

         (b) ENTIRE AGREEMENT; AMENDMENTS; INTERPRETATION. This Agreement including the Exhibits and Schedules hereto (if any) constitute the entire agreement between the Parties relating to the subject matter contemplated by this Agreement and supersedes any prior or contemporaneous agreements or representations affecting the same subject matter. No amendment, modification, or change to this Agreement shall be enforceable unless reduced to a writing executed by the Party against whom such amendment, modification, or change is sought to be enforced. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be used in interpretation of this Agreement.

         (c) COUNTERPARTS; SEVERABILITY; SURVIVAL. This Agreement may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument. Except as may otherwise be stated herein, any provision or Section hereof that is declared or rendered unlawful by any applicable court of law or regulatory agency, or deemed unlawful because of a statutory change, will not otherwise affect the lawful obligations that arise under this Agreement. If any provision of this Agreement is declared unlawful, the Parties will promptly renegotiate to restore this Agreement as near as possible to its original intent and effect. All indemnities shall survive the expiration or termination of this Agreement.

         (d) NON-WAIVER; NO PARTNERSHIP OR THIRD PARTY BENEFICIARIES. No waiver by any Party of any its rights with respect to the other Party or with respect to any matter or default arising in connection with this Agreement shall be construed as a


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                  waiver of any subsequent right, matter, or default whether of a like kind or different nature. Any waiver shall be in writing signed by the waiving Party. Nothing contained in this Agreement shall be construed or constitute any Party as the employee, agent, partner, joint venture, or contractor of any other Party. This Agreement is made and entered into for the sole protection and legal benefit of the Parties, and their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

         (e) TERMINATION OF AGREEMENT. This agreement may be terminated by either party without penalty with sixty (60) days written notice to the other party.





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         EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on this the day of ___________, 2002, to be effective the ______ day of ___________, 2002.


BORN, INC.



By: /S/ Sidney Born
   -----------------------------------------
         Sidney Born
         Chief Executive Officer


EXCALIBUR INDUSTRIES, INC.



By: /S/ William S.H. Stuart
   -----------------------------------------
         William S.H. Stuart
         Chief Executive Officer


EXCALIBUR SERVICES, INC.



By: /S/ William S.H. Stuart
   -----------------------------------------
         William S.H. Stuart
         Chief Executive Officer


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